Exhibit 99.1

Cott Reports Fourth Quarter and Fiscal Year 2018 Results and Declares Dividend

(Unless stated otherwise, all fourth quarter 2018 comparisons are relative to the fourth quarter of 2017 and all fiscal year 2018 comparisons are relative to fiscal year 2017; all information is in U.S. dollars.)

TORONTO and TAMPA, FL, Feb. 22, 2019 /CNW/ - Cott Corporation (NYSE:COT; TSX:BCB) today announced its results for the fiscal year and fourth quarter ended December 29, 2018.

FISCAL YEAR 2018 HIGHLIGHTS – CONTINUING OPERATIONS

  Increased revenue 5% to $2,373 million compared to $2,270 million.
  Increased gross profit 4% to $1,176 million compared to $1,128 million.
  Increased operating income 34% to $59 million compared to $44 million.
  Reported net income and net income per diluted share of $29 million and $0.21, respectively, compared to reported net loss and net loss per diluted share of $4 million and $0.03, respectively. Adjusted EBITDA increased 6% to $312 million.
  Net cash provided by operating activities of $244 million less $130 million of capital expenditures resulted in reported free cash flow of $114 million and adjusted free cash flow of $150 million, representing a $72 million or a 91% improvement from the comparable prior period due to increased earnings as well as working capital benefits.
  Returned approximately $108 million to shareowners through $33 million in quarterly dividends and $75 million of share repurchases.

"With the sale of our traditional business at the beginning of 2018, we became a growth-oriented company with predominantly recurring revenues and multiple scalable platforms.  This allowed us to deliver strong financial results in 2018: we grew revenue by 5% and delivered on our adjusted free cash flow commitment, which came in at $125 million when excluding approximately $25 million of working capital benefits.  This strong performance enabled us to execute our capital deployment strategy that increases the pace and scale of tuck-in acquisitions, returns funds to shareholders, and improves our balance sheet," commented Tom Harrington, Cott's Chief Executive Officer.

FOURTH QUARTER 2018 GLOBAL PERFORMANCE FROM CONTINUING OPERATIONS

  Revenue increased 5% (7% excluding the impact of foreign exchange and adjusting for the change in average cost of coffee within our Coffee, Tea and Extract Solutions segment) to $599 million, driven primarily by growth in customers and volume and an increase in the average selling price per 5-gallon bottle within our Route Based Services segment.
Continuing Operations
Revenue Bridge
2017 Q4 Revenue	$571.3
Route Based Services	+30.2
Coffee, Tea and Extract Solutions	-0.3
Foreign exchange (a)	-5.7
Change in average green coffee commodity pass-through costs	-5.9
Other	+9.6
2018 Q4 Revenue	$599.2

(a) See Exhibit 5 for details by reporting segment

  Gross profit increased 4% to $290 million, driven primarily by overall revenue growth offset in part by increased freight and transportation costs as well as foreign exchange.
  Selling, general and administrative expenses increased 4% to $276 million, driven primarily by acquisitions made during the year as well as $5 million of increased incentive accruals made within our Route Based Services operating segment as a result of reaching a number of internal financial targets during the quarter.
  Interest expense was $19 million compared to $23 million.
  Income tax benefit was $9 million compared to $31 million as we recorded a $6 million of valuation allowance release and a $2 million tax reserve release in 2018 compared to a $33 million income tax benefit in connection with U.S. tax reform in 2017.
  Reported net income and net income per diluted share were $4 million and $0.03, respectively, compared to reported net income and net income per diluted share of $10 million and $0.07, respectively, driven primarily by the aforementioned income tax activity.
  Reported EBITDA was $63 million compared to $49 million in the prior year. Adjusted EBITDA was $72 million compared to $70 million in the prior year as growth within the Route Based Services segment driven by increased customers, volume, pricing and acquisitions, was partially offset by increased freight and transportation costs, the impact of foreign exchange and approximately $5 million of additional incentive accruals made within the Route Based Services operating segment as a result of meeting certain financial targets.
  Net cash provided by operating activities of $98 million less $36 million of capital expenditures resulted in free cash flow of $62 million and adjusted free cash flow of $65 million (adjusted for acquisition, integration and other cash costs).

"Our fourth quarter operations delivered on our revenue goals, met our external EBITDA expectations, albeit at the lower end due to some additional incentive accruals that were recorded within our Route Based Services segment, and exceeded our free cash flow targets," commented Mr. Harrington.  "With these results and good momentum going into 2019, we believe we are well positioned to deliver on our free cash flow target for 2019 as well as our goal of 4% to 5% topline growth," continued Mr. Harrington.

FOURTH QUARTER 2018 REPORTING SEGMENT PERFORMANCE

Route Based Services

  Revenue increased 7% (8% excluding the impact of foreign exchange) to $393 million, driven by growth coming from a positive mix shift in our North American customer base, growth of our overall customer base and the benefits of our North American pricing initiatives. Our customer base grew 5% relative to the prior year (over 1% excluding Crystal Rock and Mountain Valley) with volume up 4%, and average selling price per 5-gallon bottle up 3% in the quarter.
Route Based Services
Revenue Bridge
2017 Q4 Revenue	$366.8
HOD Water related	+22.8
Retail	+1.9
OCS	+2.0
Other	+3.5
Change excluding foreign exchange impact(a)	+30.2
Foreign exchange impact	-4.5
2018 Q4 Revenue	$392.5

(a) Crystal Rock and Mountain Valley contributed $22.0 million to revenue

    Gross profit increased 5% to $240 million, due primarily to growth in revenue offset in part increased freight and transportation costs as well as foreign exchange.

Coffee, Tea and Extract Solutions

  Revenue decreased 4% to $156 million (flat adjusting for the change in average cost of coffee) driven primarily by the pass-through of lower green coffee commodity costs, the competitive environment, change in customer mix and the lapping of outsized coffee and tea volume growth last year, offset in part by growth in extracts and other service channels. Coffee and tea volumes were flat during the quarter while liquid extract volume increased by 4%.
Coffee, Tea and Extract Solutions
Revenue Bridge
2017 Q4 Revenue	$162.0
Coffee volume	-0.7
Coffee price/mix	-0.6
Liquid coffee and extracts	+0.5
Other	+0.5
Change excluding change in average green coffee commodity pass-through costs	-0.3
Change in average green coffee commodity pass-through costs	-5.9
2018 Q4 Revenue	$155.8

    Gross profit was $41 million compared to $44 million and operating income was $4 million compared to $3 million as the effect of a price/mix shift into larger quick service restaurants was more than offset by liquid extract growth and reduced SG&A costs.

FISCAL YEAR 2018 GLOBAL PERFORMANCE FROM CONTINUING OPERATIONS

  Revenue increased 5% (5% excluding the impact of foreign exchange, adjusting for the change in the average cost of coffee, and adjusting for comparable trading days) to $2,373 million, driven primarily by growth within the Route Based Services segment including acquisitions. Our Route Based Services operating segment saw customers increase 5% (over 1% excluding Crystal Rock and Mountain Valley), volume up 4%, and average selling price per 5-gallon bottle up 2%.
Continuing Operations
Revenue Bridge
2017 Revenue	$2,269.7
Route Based Services	+90.0
Coffee, Tea and Extract Solutions	+5.5
Foreign exchange (a)	+11.8
Change in average green coffee commodity pass-through costs	-15.2
Other	+17.5
Fewer trading days (a)	-6.4
2018 Revenue	$2,372.9

(a) See Exhibit 5 for details by reporting segment

  Gross profit increased 4% to $1,176 million, driven primarily by revenue growth which included the implementation of pricing actions taken during the year that mostly offset the general inflation prevalent in 2018 within the Route Based Services segment.
  Income tax benefit was $5 million compared to $30 million as we recorded a $6 million of valuation allowance release and a $2 million tax reserve release in 2018 compared to a $37 million income tax benefit in connection with U.S. tax reform and valuation allowance releases in 2017.
  Reported net income and net income per diluted share were $29 million and $0.21, respectively, compared to reported net loss and net loss per diluted share of $4 million and $0.03, respectively, driven by growth in earnings, reduced interest charges and reduced acquisition and integration expenses.
  Reported EBITDA was $296 million compared to $241 million. Adjusted EBITDA increased 6% to $312 million due to the growth in earnings, partially offset by inflation prevalent in 2018.
  Net cash provided by operating activities of $244 million less $130 million of capital expenditures resulted in reported free cash flow of $114 million and adjusted free cash flow of $150 million, representing a $72 million or a 91% improvement from the comparable prior period due to increased earnings and $25 million of working capital benefits.

2019 FULL YEAR CONTINUING OPERATIONS REVENUE AND FREE CASH FLOW OUTLOOK

Cott is targeting full year 2019 revenue from continuing operations in excess of $2.4 billion and adjusted free cash flow of over $150 million (when excluding acquisition, integration and other one-time cash costs). The targets incorporate the sale of the soft drink concentrate production business and RCI international division which occurred on February 8, 2019 and represented over $80 million in annual revenue.

DECLARATION OF DIVIDEND

Cott's Board of Directors has declared a dividend of $0.06 per share on common shares, payable in cash on March 27, 2019 to shareowners of record at the close of business on March 12, 2019.

SHARE REPURCHASE PROGRAM

Cott repurchased approximately 2 million shares at an average price of $14.02 totaling approximately $28 million during the fourth quarter under its previously announced share repurchase program.

During fiscal year 2018, the Company's Board of Directors approved a 12-month repurchase program which commenced on May 7, 2018 and was capped at $50 million.  Upon repurchasing 2,973,282 common shares, the Company's Board of Directors approved a new 12-month share repurchase program of up to $50 million which commenced on December 14, 2018 and replaced the then-existing program which was scheduled to expire on May 6, 2019.  Cott intends to manage this program opportunistically and make repurchases from time to time when management believes market conditions are favorable.

There can be no assurance as to the precise number of shares, if any, that will be repurchased under the share repurchase program in the future, or the aggregate dollar amount of the shares to be purchased in future periods. Cott may discontinue purchases at any time, subject to compliance with applicable regulatory requirements. Shares purchased pursuant to the share repurchase program were cancelled.

FOURTH QUARTER AND FISCAL YEAR 2018 RESULTS CONFERENCE CALL

Cott Corporation will host a conference call today, February 22, 2019, at 10:00 a.m. ET, to discuss fourth quarter and full year results, which can be accessed as follows:

North America: (888) 231-8191
International: (647) 427-7450
Conference ID: 6344129

A slide presentation and live audio webcast will be available through Cott's website at http://www.cott.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

ABOUT COTT CORPORATION

Cott is a water, coffee, tea, extracts and filtration service company with a leading volume-based national presence in the North American and European home and office delivery industry for bottled water, and a leader in custom coffee roasting, iced tea blending, and extract solutions for the U.S. foodservice industry.  Our platform reaches over 2.5 million customers or delivery points across North America and Europe and is supported by strategically located sales and distribution facilities and fleets, as well as wholesalers and distributors.  This enables us to efficiently service residences, businesses, restaurant chains, hotels and motels, small and large retailers and healthcare facilities.

Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with GAAP, Cott utilizes certain non-GAAP financial measures.  Cott excludes from GAAP revenue the impact of foreign exchange and the change in average costs of coffee to separate the impact of these factors from Cott's results of operations.  Cott utilizes EBITDA and adjusted EBITDA on a global basis to separate the impact of certain items from the underlying business.  Because Cott uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Cott's underlying business performance and the performance of its management.  Additionally, Cott supplements its reporting of net cash provided by (used in) operating activities from continuing operations determined in accordance with GAAP by excluding additions to property, plant and equipment to present free cash flow, and by excluding acquisition and integration cash costs,  a working capital adjustment related to the Concentrate Supply Agreement with Refresco and other cash inflows to present adjusted free cash flow, which management believes provides useful information to investors in assessing our performance, comparing our performance to the performance of our peer group and assessing our ability to service debt and finance strategic opportunities, which include investing in our business, making strategic acquisitions, paying dividends, repurchasing common shares and strengthening the balance sheet.  The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Cott's financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management's expectations as to the future based on plans, estimates and projections at the time Cott makes the statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to the amount of shares that may be repurchased under the share repurchase program, the execution of our strategic priorities, future financial and operating trends and results (including Cott's outlook on 2019 revenue and free cash flow) and related matters. The forward-looking statements are based on assumptions regarding management's current plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: our ability to compete successfully in the markets in which we operate; our ability to pass on increased costs to our customers or hedge against such rising costs and the impact of those increased prices on our volumes; our ability to manage our operations successfully; our ability to fully realize the potential benefit of acquisitions or other strategic opportunities that we pursue; potential liabilities associated with the Refresco transaction; our ability to realize the revenue and cost synergies of our acquisitions because of integration difficulties and other challenges; our exposure to intangible asset risk; currency fluctuations that adversely affect the exchange between the U.S. dollar and the British pound sterling, the Euro, the Canadian dollar and other currencies, and the exchange between the British pound sterling and the Euro; our ability to maintain favorable arrangements and relationships with our suppliers; our ability to meet our obligations under our debt agreements, and risks of further increases to our indebtedness; our ability to maintain compliance with the covenants and conditions under our debt agreements; fluctuations in interest rates, which could increase our borrowing costs; the incurrence of substantial indebtedness to finance our recent acquisitions; the impact on our financial results from uncertainty in the financial markets and other adverse changes in general economic conditions; credit rating changes; any disruption to production at our manufacturing facilities; our ability to maintain access to our water sources; our ability to protect our intellectual property; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to our reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which we operate; the seasonal nature of our business and the effect of adverse weather conditions;  the impact of national, regional and global events, including those of a political, economic, business and competitive nature; our ability to recruit, retain and integrate new management; our ability to renew our collective bargaining agreements on satisfactory terms; disruptions in our information systems; our ability to securely maintain our customers' confidential or credit card information, or other private data relating to our employees or our company; our ability to maintain our quarterly dividend; our ability to adequately address the challenges and risks associated with our international operations and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010; increased tax liabilities in the various jurisdictions in which we operate; and the impact of the 2017 Tax Cuts and Jobs Act on our tax obligations and effective tax rate.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott's Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Website: www.cott.com

COTT CORPORATION	EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Year Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017

Revenue, net	$599.2	$571.3	$2,372.9	$2,269.7
Cost of sales	309.0	292.3	1,197.3	1,142.0
Gross profit	290.2	279.0	1,175.6	1,127.7
Selling, general and administrative expenses	275.9	265.0	1,092.1	1,043.2
Loss on disposal of property, plant and equipment, net	5.6	5.4	9.4	10.2
Acquisition and integration expenses	4.5	8.7	15.3	30.4
Operating income (loss)	4.2	(0.1)	58.8	43.9
Other income, net	(9.9)	(2.0)	(42.9)	(8.0)
Interest expense, net	19.3	23.4	77.6	85.5
(Loss) income from continuing operations before income taxes	(5.2)	(21.5)	24.1	(33.6)
Income tax benefit	(8.8)	(31.0)	(4.8)	(30.0)
Net income (loss) from continuing operations	$3.6	$9.5	$28.9	$(3.6)
Net (loss) income from discontinued operations, net of income taxes	(2.9)	9.7	354.6	10.7
Net income	$0.7	$19.2	$383.5	$7.1
Less: Net income attributable to non-controlling interests - discontinued operations	—	2.1	0.6	8.5
Net income (loss) attributable to Cott Corporation	$0.7	$17.1	$382.9	$(1.4)

Net income (loss) per common share attributable to Cott Corporation
Basic:
Continuing operations	$0.03	$0.07	$0.21	$(0.03)
Discontinued operations	$(0.02)	$0.05	$2.54	$0.02
Net income (loss)	$0.01	$0.12	$2.75	$(0.01)
Diluted:
Continuing operations	$0.03	$0.07	$0.21	$(0.03)
Discontinued operations	$(0.02)	$0.05	$2.50	$0.02
Net income (loss)	$0.01	$0.12	$2.71	$(0.01)

Weighted average common shares outstanding (in thousands)
Basic	137,879	139,371	139,097	139,078
Diluted	140,065	142,265	141,436	139,078

Dividends declared per common share	$0.06	$0.06	$0.24	$0.24

COTT CORPORATION		EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts, U.S. GAAP)
Unaudited

	December 29, 2018	December 30, 2017
ASSETS
Current assets
Cash and cash equivalents	$170.8	$91.9
Accounts receivable, net of allowance of $9.6 ($7.8 as of December 30, 2017)	308.3	285.0
Inventories	129.6	127.6
Prepaid expenses and other current assets	27.2	20.7
Current assets of discontinued operations	—	408.7
Total current assets	635.9	933.9
Property, plant and equipment, net	624.7	584.2
Goodwill	1,143.9	1,104.7
Intangible assets, net	739.2	751.1
Deferred tax assets	0.1	2.3
Other long-term assets, net	31.7	39.4
Long-term assets of discontinued operations	—	677.5
Total assets	$3,175.5	$4,093.1
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	89.0	—
Short-term borrowings required to be repaid or extinguished as part of divestiture	—	220.3
Current maturities of long-term debt	3.0	5.1
Accounts payable and accrued liabilities	469.0	412.9
Current liabilities of discontinued operations	—	295.1
Total current liabilities	561.0	933.4
Long-term debt	1,250.2	1,542.6
Debt required to be repaid or extinguished as part of divestiture	—	519.0
Deferred tax liabilities	124.3	98.4
Other long-term liabilities	69.6	68.2
Long-term liabilities of discontinued operations	—	45.8
Total liabilities	2,005.1	3,207.4
Equity
Common shares, no par value - 136,195,108 shares issued (December 30, 2017 - 139,488,805 shares issued)	899.4	917.1
Additional paid-in-capital	73.9	69.1
Retained earnings (accumulated deficit)	298.8	(12.2)
Accumulated other comprehensive loss	(101.7)	(94.4)
Total Cott Corporation equity	1,170.4	879.6
Non-controlling interests	—	6.1
Total equity	1,170.4	885.7
Total liabilities and equity	$3,175.5	$4,093.1

COTT CORPORATION				EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars, U.S. GAAP)
Unaudited
	For the Three Months Ended		For the Year Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017

Cash flows from operating activities of continuing operations:
Net income	$0.7	$19.2	$383.5	$7.1
Net (loss) income from discontinued operations, net of income taxes	(2.9)	9.7	354.6	10.7
Net income (loss) from continuing operations	$3.6	$9.5	$28.9	$(3.6)
Adjustments to reconcile net income (loss) from continuing operations to cash flows from operating activities:
Depreciation and amortization	48.9	46.8	194.6	188.6
Amortization of financing fees	0.9	0.5	3.5	1.9
Amortization of senior notes premium	—	(1.2)	(0.4)	(5.1)
Share-based compensation expense	2.7	6.4	17.3	17.5
Benefit for deferred income taxes	(9.5)	(35.3)	(6.7)	(33.9)
Commodity hedging loss (gain), net	—	1.6	0.3	(0.3)
Gain on extinguishment of long-term debt	—	—	(7.1)	(1.5)
Gain on sale of business	—	—	(6.0)	—
Loss on disposal of property, plant and equipment, net	5.6	5.4	9.4	10.2
Other non-cash items	(1.6)	15.1	(2.9)	1.9
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	30.2	28.7	(10.8)	(8.0)
Inventories	8.9	12.5	(0.5)	(2.0)
Prepaid expenses and other current assets	3.4	1.2	(4.0)	0.9
Other assets	(1.9)	(2.7)	(0.5)	2.1
Accounts payable and accrued liabilities and other liabilities	7.0	(51.2)	29.2	7.3
Net cash provided by operating activities from continuing operations	98.2	37.3	244.3	176.0
Cash flows from investing activities of continuing operations:
Acquisitions, net of cash received	(97.0)	(2.1)	(164.0)	(35.5)
Additions to property, plant and equipment	(35.8)	(24.2)	(130.8)	(121.3)
Additions to intangible assets	(6.3)	0.4	(13.2)	(5.6)
Proceeds from sale of property, plant and equipment and sale-leaseback	0.4	1.8	4.1	7.8
Proceeds from sale of business, net of cash sold	—	—	12.8	—
Proceeds from sale of equity securities	—	—	7.9	—
Other investing activities	0.1	0.1	0.5	1.0
Net cash used in investing activities from continuing operations	(138.6)	(24.0)	(282.7)	(153.6)
Cash flows from financing activities of continuing operations:
Payments of long-term debt	(1.0)	0.4	(264.5)	(101.5)
Issuance of long-term debt	2.7	—	2.7	750.0
Borrowings under ABL	97.0	—	98.4	—
Payments under ABL	(16.0)	—	(17.4)	—
Premiums and costs paid upon extinguishment of long-term debt	—	—	(12.5)	(7.7)
Issuance of common shares	0.4	0.6	6.4	3.5
Common shares repurchased and canceled	(28.8)	(1.9)	(74.9)	(3.8)
Financing fees	—	—	(1.5)	(11.1)
Dividends paid to common and preferred shareholders	(8.3)	(8.3)	(33.4)	(33.4)
Payment of contingent consideration for acquisitions	—	—	(2.8)	—
Other financing activities	(1.1)	—	2.9	0.5
Net cash provided by (used in) financing activities from continuing operations	44.9	(9.2)	(296.6)	596.5
Cash flows from discontinued operations:
Operating activities of discontinued operations	(4.0)	46.6	(97.6)	102.7
Investing activities of discontinued operations	(3.1)	(8.0)	1,225.5	(44.7)
Financing activities of discontinued operations	—	(32.9)	(769.7)	(643.4)
Net cash (used in) provided by discontinued operations	(7.1)	5.7	358.2	(585.4)
Effect of exchange rate changes on cash	(2.3)	(0.1)	(10.3)	6.3
Net (decrease) increase in cash, cash equivalents and restricted cash	(4.9)	9.7	12.9	39.8
Cash and cash equivalents and restricted cash, beginning of year	175.7	148.2	157.9	118.1
Cash and cash equivalents and restricted cash, end of year	170.8	157.9	170.8	157.9
Cash and cash equivalents and restricted cash of discontinued operations, end of year	—	66.0	—	66.0
Cash and cash equivalents and restricted cash from continuing operations, end of year	$170.8	$91.9	$170.8	$91.9

COTT ORPORATION	EXHIBIT 4
SEGMENT INFORMATION
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended December 29, 2018
(in millions of U.S. dollars)	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Total
Revenue, net
Home and office bottled water delivery	$235.3	$—	$—	$—	$235.3
Coffee and tea services	49.6		1.0	(1.9)	161.6
Retail	55.8	—	22.4	(0.1)	78.1
Other	51.8	42.9	29.4	0.1	124.2
Total	$392.5	$155.8	$52.8	$(1.9)	$599.2
Gross Profit	$239.6	$40.5	$10.1	$—	$290.2
Gross Margin %	61.0%	26.0%	19.1%	—	48.4%
Operating income (loss)	$7.1	$3.8	$(6.7)	$—	$4.2
Depreciation and Amortization	$41.1	$5.7	$2.1	$—	$48.9

	For the Three Months Ended December 30, 2017
(in millions of U.S. dollars)	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Total
Revenue, net
Home and office bottled water delivery	$224.9	$—	$—	$—	$224.9
Coffee and tea services	49.3	132.1	0.6	—	182.0
Retail	51.2	—	31.4	—	82.6
Other	41.4	29.9	10.5	—	81.8
Total	$366.8	$162.0	$42.5	$—	$571.3
Gross Profit (a)	$229.0	$43.5	$6.5	$—	$279.0
Gross Margin %	62.4%	26.9%	15.3%	—	48.8%
Operating income (loss)	$12.1	$2.8	$(15.0)	$—	$(0.1)
Depreciation and Amortization	$39.2	$5.5	$2.1	$—	$46.8

	For the Year Ended December 29, 2018
(in millions of U.S. dollars)	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Total
Revenue, net
Home and office bottled water delivery	$994.8	$—	$—	$—	$994.8
Coffee and tea services	189.4	461.9	3.5	(5.8)	649.0
Retail	232.9	—	71.5	(0.4)	304.0
Other	182.8	125.7	116.6	—	425.1
Total	$1,599.9	$587.6	$191.6	$(6.2)	$2,372.9
Gross Profit (a)	$992.4	$152.0	$31.2	$—	$1,175.6
Gross Margin %	62.0%	25.9%	16.3%	—	49.5%
Operating income (loss)	$84.7	$16.1	$(42.0)	$—	$58.8
Depreciation and Amortization	$163.9	$22.9	$7.8	$—	$194.6

	For the Year Ended December 30, 2017
(in millions of U.S. dollars)	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Total
Revenue, net
Home and office bottled water delivery	$940.4	$—	$—	$—	$940.4
Coffee and tea services	184.2	501.7	2.6	—	688.5
Retail	216.9	—	65.3	—	282.2
Other	160.2	100.5	97.9	—	358.6
Total	$1,501.7	$602.2	$165.8	$—	$2,269.7
Gross Profit (a)	$939.9	$161.4	$26.4	$—	$1,127.7
Gross Margin %	62.6%	26.8%	15.9%	—	49.7%
Operating income (loss)	$74.0	$15.9	$(46.0)	$—	$43.9
Depreciation and Amortization	$158.3	$22.7	$7.6	$—	$188.6
(a)	Includes related party concentrate sales to discontinued operations.

COTT CORPORATION					EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE BY REPORTING SEGMENT
Unaudited

(in millions of U.S. dollars, except percentage amounts)		For the Three Months Ended December 29, 2018

	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Cott (a)
Change in revenue	$25.7	$(6.2)	$10.3	$(1.9)	$27.9
Impact of foreign exchange (b)	$4.5	$—	$1.2	$—	$5.7
Change excluding foreign exchange	$30.2	$(6.2)	$11.5	$(1.9)	$33.6
Percentage change in revenue	7.0%	(3.8)%	24.2%	100.0%	4.9%
Percentage change in revenue excluding foreign exchange	8.2%	(3.8)%	27.1%	100.0%	5.9%

(in millions of U.S. dollars, except percentage amounts)	For the Year Ended December 29, 2018
	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Cott (a)
Change in revenue	$98.2	$(14.6)	$25.8	$(6.2)	$103.2
Impact of foreign exchange (b)	$(9.5)	$—	$(2.3)	$—	$(11.8)
Change excluding foreign exchange	$88.7	$(14.6)	$23.5	$(6.2)	$91.4
Percentage change in revenue	6.5%	(2.4)%	15.6%	100.0%	4.5%
Percentage change in revenue excluding foreign exchange	5.9%	(2.4)%	14.2%	100.0%	4.0%
Impact of fewer trading days (c)	$1.3	$4.9	$0.2	$—	$6.4
Change excluding foreign exchange and impact of fewer trading days	$90.0	$(9.7)	$23.7	$(6.2)	$97.8
Percentage change in revenue excluding foreign exchange and impact of fewer trading days	6.0%	(1.6)%	14.3%	100.0%	4.3%

(a) Cott includes the following reporting segments: Route Based Services, Coffee, Tea and Extract Solutions and All Other.
(b) Impact of foreign exchange is the difference between the current period revenue translated utilizing the current period average foreign exchange rates less the current period revenue translated utilizing the prior period average foreign exchange rates.
(c) Our Eden business had two fewer trading days, our S&D business had three fewer trading days, and our Aimia business had one fewer trading day for the year ended December 29, 2018 as compared to the prior year.

COTT CORPORATION				EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended		For the Year Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017

Net income (loss) from continuing operations	$3.6	$9.5	$28.9	$(3.6)
Interest expense, net	19.3	23.4	77.6	85.5
Income tax benefit	(8.8)	(31.0)	(4.8)	(30.0)
Depreciation and amortization	48.9	46.8	194.6	188.6
EBITDA	$63.0	$48.7	$296.3	$240.5

Acquisition and integration costs (a), (b), (c)	4.5	8.7	15.3	30.4
Share-based compensation costs (d)	2.2	5.3	18.4	14.0
Commodity hedging loss (gain), net (e)	—	1.6	0.3	(0.3)
Foreign exchange and other losses (gains), net (f)	0.1	(0.9)	(10.7)	(2.0)
Loss on disposal of property, plant and equipment, net (g)	5.6	5.4	9.4	11.1
Gain on extinguishment of long-term debt (h)	—	—	(7.1)	(1.5)
Gain on sale (i)	—	—	(6.0)	—
Other adjustments, net (b), (j)	(3.5)	1.6	(3.9)	3.4
Adjusted EBITDA	$71.9	$70.4	$312.0	$295.6

(a) Includes an increase of $0.5 million and a reduction of $1.1 million of share-based compensation costs for the three months and year ended December 29, 2018, respectively, related to awards granted in connection with the acquisition of our S&D and Eden businesses and an increase of $1.1 million and $3.5 million of share-based compensation costs for the three months and year ended December 30, 2017, respectively, related to awards granted in connection with the acquisition of our S&D and Eden businesses.

(b) With the adoption of Accounting Standards Update 2017-07, "Compensation-Retirement Benefits (Topic 715)," the gain on pension curtailment of $4.5 million that was previously recorded to acquisition and integration costs was reclassified to other adjustments, net for the year ended December 30, 2017. This reclassification had no effect on Adjusted EBITDA for the year ended December 30, 2017.

		For the Three Months Ended		For the Year Ended
	Location in Consolidated Statements of Operations	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
		(Unaudited)		(Unaudited)
(c) Acquisition and integration costs	Acquisition and integration expenses	$4.5	$8.7	$15.3	$30.4
(d) Share-based compensation costs	Selling, general and administrative expenses	2.2	5.3	18.4	14.0
(e) Commodity hedging loss (gain), net	Cost of sales	—	1.6	0.3	(0.3)
(f) Foreign exchange and other losses (gains), net	Other income, net	0.1	(0.9)	(10.7)	(2.0)
(g) Loss on disposal of property, plant and equipment, net	Loss on disposal of property, plant and equipment, net	5.6	5.4	9.4	11.1
(h) Gain on extinguishment of long-term debt	Other income, net	—	—	(7.1)	(1.5)
(i) Gain on sale	Other income, net	—	—	(6.0)	—
(j) Other adjustments, net	Other income, net	(8.3)	—	(14.9)	(3.0)
	Selling, general and administrative expenses	3.9	1.6	8.8	6.4
	Cost of sales	0.9	—	2.2	—

COTT CORPORATION		EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	December 29, 2018	December 30, 2017

Net cash provided by operating activities from continuing operations	$98.2	$37.3
Less: Additions to property, plant, and equipment	(35.8)	(24.2)
Free Cash Flow	$62.4	$13.1

Plus:
Acquisition and integration cash costs	4.8	6.7
Working capital adjustment - Refresco concentrate supply agreement (a)	(2.6)	—
Adjusted Free Cash Flow	$64.6	$19.8

	For the Year Ended
	December 29, 2018	December 30, 2017

Net cash provided by operating activities from continuing operations	$244.3	$176.0
Less: Additions to property, plant, and equipment	(130.8)	(121.3)
Free Cash Flow	$113.5	$54.7

Plus:
Acquisition and integration cash costs	17.3	23.6
Working capital adjustment - Refresco concentrate supply agreement (a)	11.1	—
Additional cash proceeds from Primo operating agreement (b)	7.9	—
Adjusted Free Cash Flow	$149.8	$78.3

(a) Increase in working capital related to the Concentrate Supply Agreement with Refresco in connection with the Transaction.
(b) The Company received warrants in connection with our 2014 operating agreement with Primo Water Corporation.

COTT CORPORATION AND COFFEE, TEA AND EXTRACT SOLUTIONS REPORTING SEGMENT			EXHIBIT 8
SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE
(in millions of U.S. dollars)
Unaudited

	Cott (a)		Coffee, Tea and Extract Solutions
	For the Three Months Ended		For the Three Months Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017

Revenue, net	$599.2	$571.3	$155.8	$162.0
Change in revenue	$27.9		$(6.2)
Percentage change in revenue	4.9%		(3.8)%
Impact of foreign exchange (b)	$5.7		$—
Impact of change in average cost of green coffee (c)	$5.9		$5.9
Change excluding foreign exchange and impact of change in average cost of green coffee	$39.5		$(0.3)
Percentage change in revenue excluding foreign exchange and impact of change in average cost of green coffee	6.9%		(0.2)%

	Cott (a)		Coffee, Tea and Extract Solutions
	For the Year Ended		For the Year Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017

Revenue, net	$2,372.9	$2,269.7	$587.6	$602.2
Change in revenue	$103.2		$(14.6)
Percentage change in revenue	4.5%		(2.4)%
Impact of foreign exchange (b)	$(11.8)		$—
Impact of change in average cost of green coffee (c)	$15.2		$15.2
Impact of fewer trading days (d)	$6.4		$4.9
Change excluding foreign exchange, impact of change in average cost of green coffee and impact of fewer trading days	$113.0		$5.5
Percentage change in revenue excluding foreign exchange, impact of change in average cost of green coffee and impact of fewer trading days	5.0%		0.9%

(a) Cott includes the following reporting segments: Route Based Services, Coffee, Tea and Extract Solutions and All Other.
(b) Impact of foreign exchange is the difference between the current period revenue translated utilizing the current period average foreign exchange rates less the current period revenue translated utilizing the prior period average foreign exchange rates.
(c) Impact of change in average cost of green coffee represents the difference between the average cost per pound of green coffee in the current period compared to the average cost per pound of green coffee in the prior period multiplied by the pounds of coffee sold in the current period.
(d) Our Eden business had two fewer trading days, our S&D business had three fewer trading days, and our Aimia business had one fewer trading day for the year ended December 29, 2018 as compared to the prior year.

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SOURCE Cott Corporation

View original content to download multimedia: http://www.newswire.ca/en/releases/archive/February2019/22/c2734.html

%CIK: 0000884713

For further information: Jarrod Langhans, Investor Relations, Tel: (813) 313-1732, Investorrelations@cott.com

CO: Cott Corporation

CNW 06:45e 22-FEB-19